UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 100
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 15, 2023, Finch Therapeutics Group, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 35 consecutive business days, it did not meet the requirement to have a market value of publicly held shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of at least $5.0 million pursuant to Nasdaq Listing Rule 5450(b)(1)(C) (the “MVPHS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company was provided a period of 180 calendar days, or until May 13, 2024 (the “Compliance Deadline”), to regain compliance with the MVPHS Rule.

The Company did not regain compliance with the MVPHS Rule prior to the Compliance Deadline and on May 14, 2024, the Nasdaq Listing Qualifications Department issued an Additional Staff Determination that the Company’s continued noncompliance with the MVPHS Rule serves as an additional basis for delisting the Common Stock from The Nasdaq Global Select Market.

Also as previously disclosed, the Company previously received a determination letter from the Nasdaq Listing Qualifications Department informing the Company of Nasdaq’s belief that the Company is a “public shell” under the Nasdaq criteria. The Company appealed the Nasdaq Listing Qualifications Department’s determination with respect to its public shell status by requesting a hearing before a Nasdaq Listing Qualifications Panel (the “Listing Panel”), which hearing took place on April 23, 2024. The Company expects a decision from the Listing Panel within or up to 30 days of the hearing.

The Additional Staff Determination served as a formal notification that, in addition to considering the Company’s appeal of the Nasdaq Listing Qualifications Department’s determination with respect to the Company’s public shell status, the Listing Panel would consider the Company’s continued noncompliance with the MVPHS Rule in its decision regarding the Company’s continued listing on The Nasdaq Global Select Market. In response, on May 15, 2024, the Company submitted a request to the Listing Panel for the transfer of the listing of the Common Stock to The Nasdaq Capital Market.

The Company’s appeal of the delisting determination may not be successful and the Company’s request for the transfer of the listing of its Common Stock to The Nasdaq Capital Market may not be granted. Even if the appeal is successful and the Company’s request for the transfer of the Common Stock to The Nasdaq Capital Market is granted, there can be no assurance that the Company will be able to maintain compliance with all applicable listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: May 17, 2024	By:	/s/ Matthew P. Blischak
Matthew P. Blischak Chief Executive Officer